EXHIBIT 99.2

RESIGNATION

TO:	Board of Directors
FALCON NATURAL GAS CORP.

Gentlemen:

I, Fred B. Zaziski, hereby tender my resignation as a member of the Board of Directors and as Chief Executive Officer, President and Director of the Corporation, to be effective immediately.

Dated: January 18, 2007	/s/ Fred B. Zaziski
Fred B. Zaziski